EXHIBIT 10.84

FIRST AMENDMENT TO
AMENDED AND RESTATED
DEFERRED COMPENSATION AGREEMENT
THIS AMENDMENT is made this 9th day of December, 2011 by and between The Connecticut Water Company (together with any affiliated companies hereinafter collectively referred to as the “Employer”), and David C. Benoit (hereinafter referred to as the “Employee”).
WITNESSETH:
WHEREAS, the Employer and the Employee entered into an Amended and Restated Deferred Compensation Agreement (the “Agreement”) dated February 1, 2011; and
WHEREAS, the Employer and the Employee reserved the right to amend said Agreement; and
WHEREAS, the Employer and the Employee wish to amend the Agreement in the particular set forth below;
NOW, THEREFORE, the parties hereto agree as follows:
1.The following two sentences are added to subsection (a) of Section 3 at the end thereof:
“Effective January 1, 2012, the phrase “3 percentage points” in the first sentence of the second unnumbered paragraph of this subsection (a) of this Section 3 shall be replaced by the phrase “4 percentage points.” This change shall not impact the crediting of interest for periods prior to January 1, 2012.”
2.    Except as hereinabove modified and amended, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.

THE CONNECTICUT WATER COMPANY

12.22.11	By:	/s/ Kristen A. Johnson
Date

12/9/11	/s/ David C. Benoit
Date	David C. Benoit

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